UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): May 17, 2006


                        Rush Financial Technologies, Inc.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Texas                    000-24057                78-1847108
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
      of Incorporation)                                    Identification No.)

                  13355 Noel Road, Suite 300, Dallas, TX 75240
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code: 972-450-6000

a) Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

         On May 17, 2006, pursuant to an Agreement dated and executed March 30, 2006 (the "Agreement") between Rush Financial Technologies, Inc. ("Rush") and TAL Financial Technologies LLC, ("TAL"), Rush completed the acquisition of all the membership interests of Terra Nova Trading, LLC ("TNT"), Market Wise Securities, LLC ("MWS") and Market Wise Stock Trading School, LLC ("MW School") (combined, the "Subsidiaries" or the "Acquisition").

         As permitted by Item 9.01 (a)(4) of Form 8-K, audited financial statements of the acquired companies are being filed by this amendment.

Item 9.01  Financial Statements and Exhibits

Financial Statements of Businesses Acquired

         Financial Statements of Terra Nova Trading, LLC, Market Wise Securities, LLC, and Market Wise Stock Trading School, LLC as of and for the years ended December 31, 2005 and 2004, and as of March 31, 2006 and the three months ended March 31, 2006 and 2005 (beginning on Page F-1 hereof).

Unaudited Pro forma Financial Information

         Unaudited Combined Pro Forma Condensed Balance Sheets of Rush Financial Technologies, Inc. and Terra Nova Trading, LLC, Market Wise Securities, LLC, and Market Wise Stock Trading School, LLC as of March 31, 2006, and the related Unaudited Combined Pro Forma Condensed Statements of Operations for the year ended December 31, 2005 and the three months ended March 31, 2006 (beginning on page F-37 hereof).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RUSH FINANCIAL TECHNOLOGIES, INC.
                                            (Registrant)

Date:  July 26, 2006                        By: /s/ Dewey M. Moore, Jr.
                                               -------------------------------
                                               Dewey M. Moore, Jr.
                                               Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS

                         Historical Financial Statements

Terra Nova Trading, LLC

Report of Independent Auditors                                              F-1
Statements of Financial Condition at December 31, 2005 and 2004             F-2
Statements of Operations for the Years Ended December 31, 2005 and 2004     F-3
Statements of Changes in Member's Equity for the Years Ended
  December 31, 2005 and 2004                                                F-4
Statements of Cash Flows for the Years Ended December 31, 2005 and 2004     F-5
Notes to Financial Statements                                               F-6
Interim Statement of Financial Condition at March 31, 2006                  F-10
Interim Statements of Operations for the Three Months Ended
  March 31, 2006 and 2005                                                   F-11
Interim Statements of Cash Flows for the Three Months Ended
  March 31, 2006 and 2005                                                   F-12
Notes to Interim Financial Statements                                       F-13

Market Wise Stock Trading School, LLC

Report of Independent Certified Public Accountants                          F-15
Balance Sheets at December 31, 2005 and 2004                                F-16
Statements of Operations for the Years Ended December 31, 2005 and 2004 F-17 Statements of Changes in Member's Equity for the Years Ended
  December 31, 2005 and 2004                                                F-18
Statements of Cash Flows for the Years Ended December 31, 2005 and 2004     F-19
Notes to Financial Statements                                               F-20
Interim Balance Sheet at March 31, 2006                                     F-23
Interim Statements of Operations for the Three Months Ended
  March 31, 2006 and 2005                                                   F-24
Interim Statements of Cash Flows for the Three Months Ended
  March 31, 2006 and 2005                                                   F-25
Notes to Interim Financial Statements                                       F-26

Market Wise Securities, LLC

Report of Independent Auditors                                              F-27
Statements of Financial Condition at December 31, 2005 and 2004             F-28
Statements of Operations for the Years Ended December 31, 2005 and 2004 F-29 Statements of Changes in Member's Deficit for the Years Ended
  December 31, 2005 and 2004                                                F-30
Statements of Cash Flows for the Years Ended December 31, 2005 and 2004     F-31
Notes to Financial Statements                                               F-32
Interim Statement of Financial Condition at March 31, 2006                  F-33
Interim Statements of Operations for the Three Months Ended
  March 31, 2006 and 2005                                                   F-34
Interim Statements of Cash Flows for the Three Months Ended
  March 31, 2006 and 2005                                                   F-35
Notes to Interim Financial Statements                                       F-36

          UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL INFORMATION

Rush Financial Technologies, Inc., Terra Nova Trading, LLC, Market Wise Stock Trading School, LLC and Market Wise Securities, LLC

Basis of Presentation                                                       F-37
Unaudited Combined Pro Forma Condensed Balance Sheets as of
  March 31, 2006                                                            F-38
Unaudited Combined Pro Forma Condensed Statement of Operations for
  the Year Ended December 31, 2005                                          F-39
Unaudited Combined Pro Forma Condensed Statement of Operations for
  the Three Months Ended March 31, 2006                                     F-40
Notes to Unaudited Combined Pro Forma Condensed Financial Statements        F-41

                          INDEPENDENT AUDITORS' REPORT




To the Member of
Terra Nova Trading, L.L.C.

We have audited the accompanying statements of financial condition of Terra Nova Trading, L.L.C. (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, changes in member's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Terra Nova Trading, L.L.C. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ RYAN & JURASKA
Chicago, Illinois
February 16, 2006


                             TERRA NOVA TRADING, LLC
                        STATEMENT OF FINANCIAL CONDITION
                        As of December 31, 2005 and 2004

                                                                              2005           2004
                                                                          ------------   ------------
Assets
       Cash                                                               $  1,721,109   $  5,815,464
       Cash segregated in compliance with federal regulations              114,742,769    115,056,394
       Receivables from brokers, dealers and clearing organizations         22,578,184     26,832,595
       Receivables from customers                                           49,973,126     51,592,613
       Receivables from non-customers                                          155,003           --
       Accounts receivable                                                   1,025,529        621,669
       Receivables affiliates                                                1,576,424        570,862
       Securities owned:
             Marketable, at market value                                          --          264,358
             Not readily marketable, at fair value                                --        5,045,067
       Furniture, equipment, and leasehold improvements (net of
             accumulated depreciation and amortization of $2,783,925
             and $2,301,500 at December 31, 2005 and 2004, respectively        810,635      1,223,364
       Other assets                                                             56,130         70,701
                                                                          ------------   ------------
Total assets                                                               192,638,909    207,093,087
                                                                          ============   ============

Liabilities
       Line of Credit                                                       14,224,282           --
       Payables to brokers, dealers and clearing organizations               2,345,078      3,697,324
       Payables to customers                                               165,229,390    185,964,484
       Payables to non-customers                                               260,319         58,881
       Accounts payable and accrued expenses                                 2,054,942      2,100,260
       Payable to affiliate                                                     20,102           --
                                                                          ------------   ------------
Total liabilities                                                          184,134,113    191,820,949
                                                                          ------------   ------------

Equity
       Member's equity                                                       8,504,796     15,272,138

                                                                          ------------   ------------
Total liabilities and equity                                              $192,638,909   $207,093,087
                                                                          ============   ============

                 See accompanying notes to financial statements

                             TERRA NOVA TRADING, LLC
                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2005 and 2004


                                                       2005           2004
                                                   ------------   ------------
Revenues
       Commissions and fees                        $ 34,343,258   $ 35,446,791
       Interest                                       6,553,431      2,963,398
       Gain on sale of securities                     4,331,319           --
       Unrealized gain on securities                       --        5,061,835
       Other income                                     474,223        316,435

                                                   ------------   ------------
                                                     45,702,231     43,788,459
Expenses
       Commissions, execution and exchange fees      15,252,974     13,877,394
       Employee compensation                          9,288,170      9,012,568
       Quotations and market data                     5,834,825      5,722,045
       Interest expense                               3,159,641        737,437
       Advertising and promotional                    1,878,925      2,262,463
       Professional fees                              1,593,558      1,764,190
       Communications and information technology        703,981        958,189
       Occupancy and equipment rental                   552,837        695,453
       Depreciation and amortization                    482,426        377,448
       Travel and entertainment                         431,016        571,987
       Bad debts                                        376,820           --
       Other operating expenses                       1,524,431      1,495,397
                                                   ------------   ------------
Total Expenses                                       41,079,604     37,474,571

                                                   ------------   ------------
Net Income                                         $  4,622,627   $  6,313,888
                                                   ============   ============

                 See accompanying notes to financial statements

                             TERRA NOVA TRADING, LLC
                    STATEMENTS OF CHANGES IN MEMBER'S EQUITY
                 For the Years Ended December 31, 2005 and 2004



        Balance, January 1, 2004                          $ 12,767,525

               Member's withdrawal                          (3,809,275)

               Net income                                    6,313,888

                                                          ------------
        Balance, December 31, 2004                          15,272,138

               Member's withdrawal                         (11,389,969)

               Net income                                    4,622,627

                                                          ------------
        Balance, December 31, 2005                        $  8,504,796
                                                          ============

                 See accompanying notes to financial statements


                             TERRA NOVA TRADING, LLC
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2005 and 2004


                                                                               2005             2004
                                                                          -------------    -------------
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income                                                                $   4,622,627    $   6,313,888
Adjustments to reconcile net income to net
       cash (used in) provided by operating activities:
       Depreciation and amortization                                            482,426          377,448
       Unrealized gain on securities                                         (5,061,835)
       Gain on sale of securities                                            (4,069,349)            --
       Changes in operating assets and liabilities
           Cash segregated in compliance with federal regulations               313,625     (115,056,394)
           Receivables from brokers, dealers and clearing organizations       4,254,411      (23,573,857)
           Receivables from customers                                         1,619,487      (51,592,613)
           Receivables from non-customers                                      (155,003)            --
           Accounts receivable                                                 (403,860)          55,844
           Receivables from affiliates                                       (1,005,562)       2,042,890
           Securities held for sale                                           9,378,774             --
           Other assets                                                          14,571          (17,205)
           Payables to brokers, dealers and clearing organizations           (1,352,246)       2,966,964
           Payables to customers                                            (20,735,094)     185,964,484
           Payables to non-customers                                            201,438           58,881
           Payables to affiliates                                              (287,026)         (18,978)
           Accounts payable and accrued expenses                                261,810        1,205,054
                                                                          -------------    -------------
                Net cash (used in) provided by operating activities          (6,858,971)       3,664,571
                                                                          -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES
           Purchase of property and equipment                                   (69,697)        (864,870)

                                                                          -------------    -------------
                Net cash used in investing activities                           (69,697)        (864,870)
                                                                          -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
           Net proceeds from line of credit                                  14,224,282             --
           Member's capital withdrawals                                     (11,389,969)      (3,809,275)

                                                                          -------------    -------------
                Net cash (used in) provided by financing activities           2,834,313       (3,809,275)
                                                                          -------------    -------------

NET (DECREASE) IN CASH                                                       (4,094,355)      (1,009,574)
CASH, beginning of period                                                     5,815,464        6,825,038
                                                                          -------------    -------------
CASH, end of period                                                       $   1,721,109    $   5,815,464
                                                                          =============    =============


NON-CASH ACTIVITIES

       Cash paid for interest                                             $   3,129,541    $        --


                 See accompanying notes to financial statements

                           TERRA NOVA TRADING, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004


Note 1 - Organization and Business

Terra Nova Trading, L.L.C. (the "Company"), an Illinois limited liability company, was organized on November 14, 1994. The Company is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. The Company is also a registered futures commission merchant with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company provides clearing and execution services primarily for institutional, professional and retail customers.


Note 2 - Summary of Significant Accounting Policies

a)   Revenue Recognition

     Securities transactions and related commission revenue and expenses are recorded on a settlement date basis. Generally Accepted Accounting Principles normally require an entity to record securities transactions on a trade date basis; however, a majority of brokers and dealers record most securities transactions on the settlement date rather than on the trade date. The difference between trade date and settlement date accounting is not material to the Company's financial position at December 31, 2005 or 2004, nor material to the results of its operations for the years then ended.

b)   Income Taxes

     No provision has been made for federal income taxes, as the taxable income of the Company is included in the income tax return of the sole member. Additionally, any state income taxes are paid by the sole member.

c)   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

d)   Cash Equivalents

     For the statement of cash flows, cash equivalents consist of money market deposits with maturities of less than three months.

e)   Depreciation and Amortization

     Depreciation of furniture and equipment is computed using the straight-line method for financial reporting and accelerated methods for income tax purposes. Leasehold improvements are being amortized using the straight-line method over the term of the associated lease. Depreciation and amortization expense totaled approximately $482,000 and $377,000 for the years ended December 31, 2005 and 2004, respectively.


f)   Marketable Securities

     Marketable securities are valued at market value and securities not readily marketable are valued at fair value. Changes in value are marked to market with the gains and losses recorded in the statement of operations.

g)   Commission Expenses

     The Company is a clearing broker dealer and offers its services to introducing broker dealers. The introducing broker dealer determines the commissions charged to its customers. The Company records all commissions and fees received as gross revenues and the commissions paid to the introducing broker dealer as an expense. Commission expenses to introducing broker dealers were approximately $1,549,000 and $610,000 for the years ended December 31, 2005 and 2004, respectively.


Note 3 - Receivables From and Payables to Brokers, Dealers, and Clearing
         Organizations

The components of receivables from and payables to brokers, dealers, and clearing organizations are as follows:

                                            2005                        2004
                                 -------------------------   -------------------------
                                 Receivables     Payables    Receivables     Payables
                                 -----------   -----------   -----------   -----------
Clearing brokers                 $   113,394   $    24,365   $   190,129   $      --
Stock borrowed                    20,873,714          --      22,181,850          --
Fails to deliver/receive              90,905       213,213     2,734,200     2,936,280
Clearing organizations             1,320,221     1,346,339     1,562,032           870
Commissions receivable/payable       179,950       761,161       164,384       760,174
                                 -----------   -----------   -----------   -----------
                                 $22,578,184   $ 2,345,078   $26,832,595   $ 3,697,324
                                 ===========   ===========   ===========   ===========

Note 4 - Securities Owned, Not Readily Marketable

Securities not readily marketable include investment securities (a) for which there is no market on a securities exchange or no independent publicly quoted market, (b) that cannot be publicly offered or sold unless registration has been effected under the Securities Act of 1933 or (c) that cannot be offered or sold because of other arrangements or restrictions of conditions applicable to the securities or to the company.


Note 5 - Bank Loans Payable

The Company has a line of credit totaling $20 million with a Chicago bank. At December 31, 2005, loans outstanding on this credit line totaled $14,224,282. The loans are due on demand and are collateralized by customers' equity securities.


Note 6 - Related-Party Transactions

The Company has made loans and advances to affiliates which do not bear interest and are due on demand. Receivables from affiliates totaled approximately $1,576,000 and $570,862, at December 31, 2005 and 2004, respectively. The
Company also has a payable to an affiliate that totaled approximately $20,000 at December 31, 2005. The Company paid affiliates approximately $630,000 and 830,000 for consulting and education services rendered for the years ended December 31, 2005 and 2004, respectively.

Note 7 - Net Capital Requirements

The Company is a broker dealer subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1) and the Commodity Futures Trading Commission Minimum Capital Requirement (Regulation 1.17).

The Company became a self clearing broker during 2004. Under the more restrictive of Rule 15c3-1 or Regulation 1.17, the Company was required to maintain "net capital" equivalent to $250,000 or two percent of "aggregate debit items" arising from customer transactions, whichever is greater, as these terms are defined. Adjusted net capital and aggregate debit items change from day to day. Under the more restrictive of these rules, the Company had net capital and net capital requirements of $7,615,937 and $1,530,173, respectively as of December 31, 2004.

During 2005 under the more restrictive of Rule 15c3-1 or Regulation 1.17, the Company is required to maintain "net capital" equivalent to $1,500,000 or two percent of "aggregate debit items" arising from customer transactions, whichever is greater, as these terms are defined. Under the more restrictive of these rules, the Company had net capital and net capital requirements of $5,020,306 and $1,500,000, respectively, as of December 31, 2005.

The net capital rule may effectively restrict member withdrawals.


Note 8 - Off Balance Sheet Risk and Concentration of Credit Risk

The Company engages in the execution, settlement and financing of various customer securities transactions, which may expose the Company to certain off balance sheet risks. In the normal course of business, the Company extends secured credit to certain customers. Receivables arising from transactions executed by the Company are collateralized by securities with market values in excess of amounts due. It is the policy of the Company to monitor the market value of the collateral and maintain possession and control of these securities.

The Company engages in various transactions with broker-dealers and clearing organizations. In the event the counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparties to these transactions. It is the Company's policy to monitor the creditworthiness of each party with which it conducts business.

At December 31, 2005 and 2004, significant credit concentrations consisted of cash deposited in bank accounts that exceeded federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash.


Note 9 - Employee Benefit Plan

The Company has established a 401(k) plan for qualified employees. The Company may elect to match employees' contributions and make further discretionary contributions to the plan, subject to certain limitations as set forth in the plan agreement. Company contributions made to the plan totaled approximately $119,000 and $114,000 for the years ended December 31, 2005 and 2004, respectively.

Note 10 - Commitments

The Company conducts its operations in leased office facilities and annual rentals are charged to current operations. The lease is subject to an escalation clause based on the operating expenses of the lessor. Rent expense including real estate taxes and common maintenance for the year ended December 31, 2005 totaled approximately $553,000. The approximate minimum annual rental commitments under non-cancelable operating leases are as follows:


              Year Ended December 31,             Amount
            ---------------------------       -------------
                       2006                    $   187,000
                       2007                        194,000
                       2008                        205,000
                       2009                        217,000
                       2010                        223,000
                    Thereafter                     375,000
                                              -------------
                                               $ 1,401,000
                                              =============

Note 11 - Contingencies

In the normal course of business, the Company is subject to legal actions that involve claims for monetary relief. The Company's legal counsel has indicated that it cannot evaluate the likelihood of an unfavorable outcome or estimate the amount or range of potential loss therefrom. In the opinion of management, based on the consultation with legal counsel, these actions will not result in any material adverse effect on the financial position of the Company.


                             TERRA NOVA TRADING, LLC
                        STATEMENT OF FINANCIAL CONDITION
                                 March 31, 2006
                                   (Unaudited)


Assets
       Cash and cash equivelents                                        $  1,410,925
       Cash segregated in compliance with federal regulations            124,870,655
       Receivables from brokers, dealers and clearing organizations       17,393,887
       Receivables from customers                                         54,176,892
       Receivables from non-customers                                        323,849
       Accounts receivable                                                 1,631,980
       Receivables from affiliates                                         1,780,470
       Prepaid expenses and other                                              4,666
       Furniture, equipment, and leasehold improvements (net of
             accumulated depreciation and amortization of $2,898,546)        696,015
                                                                        ------------
Total assets                                                            $202,289,339
                                                                        ============

Liabilities
       Line of credit                                                   $ 19,966,067
       Payables to brokers, dealers and clearing organizations             3,666,034
       Payables to customers                                             163,874,977
       Payables to non-customers                                             260,612
       Accounts payable and accrued expenses                               5,099,099
                                                                        ------------
Total liabilities                                                        192,866,789
                                                                        ------------

Equity
       Member's equity                                                     9,422,550

                                                                        ------------
Total liabilities and equity                                            $202,289,339
                                                                        ============


                 See accompanying notes to financial statements

                             TERRA NOVA TRADING, LLC
                            STATEMENTS OF OPERATIONS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                         2006          2005
                                                     -----------   -----------
Revenues
       Commissions and fees                          $ 7,994,602   $ 7,511,012
       Interest                                        2,602,152     1,226,815
       Software revenue                                  606,345       639,616
       Unrealized loss on securities                        --        (770,730)
       Other income                                       67,216       160,800
                                                     -----------   -----------
                                                      11,270,315     8,767,513
Expenses
       Commissions, execution and exchange fees        2,784,954     2,259,348
       Employee compensation                           2,877,221     2,515,948
       Quotations and market data                      1,740,783     2,223,885
       Interest expense                                1,295,101       513,379
       Advertising and promotional                       279,104       393,313
       Professional fees                                 237,942       513,171
       Communications and informational technology       544,547       129,351
       Occupancy and equipment rental                    106,939       257,894
       Depreciation and amortization                     114,621       137,063
       Travel and entertainment                           35,364       155,882
       Other operating expenses                          335,985       396,745
                                                     -----------   -----------
Total Expenses                                        10,352,561     9,495,979


                                                     -----------   -----------
Net Income (Loss)                                    $   917,754   $  (728,466)
                                                     ===========   ===========




                 See accompanying notes to financial statements


                             TERRA NOVA TRADING, LLC
                            STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                                              2006            2005
                                                                          ------------    ------------
CASH FLOW FROM OPERATING ACTIVITIES
Net income                                                                $    917,754    $   (728,466)
Adjustments to reconcile net income (loss) to net
       cash (used in) provided by operating activities:
       Depreciation and amortization                                           114,621         137,063
       Unrealized loss on securities held for investment                          --           770,730
       Changes in operating assets and liabilities
           Cash segregated in compliance with federal regulations          (10,127,886)     33,317,035
           Receivables from brokers, dealers and clearing organizations      5,184,297      11,895,083
           Receivables from customers                                       (4,203,766)    (10,875,565)
           Receivables from non-customers                                     (168,846)           --
           Accounts receivable                                                (606,451)         43,007
           Receivables from affiliates                                        (204,046)       (321,789)
           Other assets                                                         51,463        (111,057)
           Payables to brokers, dealers and clearing organizations           1,320,956      (2,994,718)
           Payables to customers                                            (1,354,413)    (26,276,135)
           Payables to non-customers                                               293           1,071
           Payables to affiliates                                              (20,102)           --
           Accounts payable and accrued expenses                             3,044,157         632,274
                                                                          ------------    ------------
                Net cash (used in) provided by operating activities         (6,051,969)      5,488,533
                                                                          ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
           Purchase of property and equipment                                     --           (46,280)
                                                                          ------------    ------------
                Net cash used in investing activities                             --           (46,280)
                                                                          ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
           Net proceeds from line of credit                                  5,741,785            --
           Member's capital withdrawals                                           --        (2,000,000)
                                                                          ------------    ------------
                Net cash used in financing activities                        5,741,785      (2,000,000)
                                                                          ------------    ------------

NET INCREASE (DECREASE) IN CASH                                               (310,184)      3,442,253
CASH AND CASH EQUIVALENTS, beginning of period                               1,721,109       5,815,464
                                                                          ------------    ------------
CASH AND CASH EQUIVALENTS, end of period                                  $  1,410,925    $  9,257,717
                                                                          ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION

       Cash paid for interest                                             $  1,295,101    $       --
                                                                          ============    ============

                 See accompanying notes to financial statements

                           TERRA NOVA TRADING, L.L.C.
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                                 March 31, 2006


The financial statements included herein have been prepared by the Company, without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the information furnished in the unaudited financial statements reflects all adjustments which are ordinary in nature and necessary to present fairly the Company's financial position, results of operations and changes in financial position for such interim period. These interim financial statements should be read in conjunction with the Company's financial statements and the notes thereto as of and for the year ended December 31, 2005.


Note 1 -Organization and Business

Terra Nova Trading, L.L.C. (the "Company"), an Illinois limited liability company, was organized on November 14, 1994. The Company is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. The Company is also a registered futures commission merchant with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company provides clearing and execution services primarily for institutional, professional and retail customers.

The Company was a wholly owned subsidiary of TAL Financial Services, LLC. On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.


Note 2 - Related-Party Transactions

The Company has made loans and advances to an affiliate which do not bear interest and are due on demand. The Company and the affiliate are both wholly owned subsidiaries of the same entity as of March 31, 2006. Receivables from this affiliate totaled $1,780,470 at March 31, 2006. The Company also has a payable to an affiliate that totaled approximately $228,000 at March 31, 2006. The Company paid an affiliate approximately $50,000 and $150,000 for consulting and education services rendered during the three months ended March 31, 2006 and 2005, respectively.


Note 3 - Net Capital Requirements

The Company is a broker dealer subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1) and the Commodity Futures Trading Commission Minimum Capital Requirement (Regulation 1.17). Under the more restrictive of these rules, the Company is required to maintain "net capital" equivalent to $1,500,000 or two percent of "aggregate debit items" arising from customer transactions, whichever is greater, as these terms are defined. Under the more restrictive of these rules, the Company had net capital and net capital requirements of $5,056,250 and $1,500,000, respectively at March 31, 2006.


Note 4 - Off Balance Sheet Risk and Concentration of Credit Risk

The Company engages in the execution, settlement and financing of various customer securities transactions, which may expose the Company to certain off balance sheet risks. In the normal course of business, the Company extends secured credit to certain customers. Receivables arising from transactions executed by the Company are collateralized by securities with market values in excess of amounts due. It is the policy of the Company to monitor the market value of the collateral and maintain possession and control of these securities.

The Company engages in various transactions with broker-dealers and clearing organizations. In the event the counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparties to these transactions. It is the Company's policy to monitor the creditworthiness of each party with which it conducts business.

At March 31, 2006, significant credit concentrations consisted of cash deposited in bank accounts that exceeded federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash.


Note 5 - Subsequent Events

On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Member
of Market Wise Stock Trading School, LLC

We have audited the accompanying balance sheets of Market Wise Stock Trading School, LLC (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, changes in member's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Market Wise Stock Trading School, LLC as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, the Company has experienced recurring net losses and has an accumulated deficit of approximately $1,441,000 at December 31, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




KBA GROUP LLP
Dallas, Texas
June 9, 2006


                      MARKET WISE STOCK TRADING SCHOOL, LLC
                                  BALANCE SHEET
                           December 31, 2005 and 2004

                                                                    2005           2004
                                                                 ----------     -----------
Current assets
       Cash                                                      $   142,929    $   118,852
       Accounts receivable - affiliate                                 1,181          5,759
       Other current assets                                            7,900           --
                                                                 -----------    -----------

Total current assets                                                 152,010        124,611

Computer equipment (net of accumulated depreciation of $13,447
   and $7,785 at December 31, 2005 and 2004, respectively)            15,584         18,394
Other assets                                                           2,000          2,000
                                                                 -----------    -----------

Total assets                                                     $   169,594    $   145,005
                                                                 ===========    ===========

Current liabilities
       Accounts payable                                          $    27,930    $    90,058
       Accrued expenses                                               19,075         70,492
       Payable to affiliate                                        1,564,068        579,710
                                                                 -----------    -----------

Total current liabilities                                          1,611,073        740,260
                                                                 -----------    -----------

Commitments and contingencies

Member's deficit                                                  (1,441,479)      (595,255)
                                                                 -----------    -----------

Total liabilities and member's deficit                           $   169,594    $   145,005
                                                                 ===========    ===========


                 See accompanying notes to financial statements

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                            STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2005 and 2004


                                                       2005           2004
                                                   -----------    -----------

Revenues                                           $   880,031    $ 1,517,989


Operating Expenses
       Employee compensation                         1,187,117      1,249,312
       Quotations and market data                       15,346         58,793
       Advertising and promotion                       159,338        390,914
       Professional fees                                85,662        180,965
       Communications and information technology        41,391         96,954
       Occupancy and equipment rental                  129,953        288,857
       Depreciation                                      5,661          5,011
       Travel and entertainment                        101,787        111,139
       Gain from sale of assets                           --           (8,600)
                                                   -----------    -----------

Total operating expenses                             1,726,255      2,373,345

                                                   -----------    -----------
Net loss                                           $  (846,224)   $  (855,356)
                                                   ===========    ===========


                 See accompanying notes to financial statements

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                    STATEMENTS OF CHANGES IN MEMBER'S DEFICIT
                     Years Ended December 31, 2005 and 2004



Balance, January 1, 2004                             $ (2,468,024)

       Member contribution                              2,728,125
       Net loss                                          (855,356)
                                                     ------------

Balance, December 31, 2004                               (595,255)

       Net loss                                          (846,224)
                                                     ------------

Balance, December 31, 2005                           $ (1,441,479)
                                                     ============






                 See accompanying notes to financial statements


                      MARKET WISE STOCK TRADING SCHOOL, LLC
                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2005 and 2004


                                                                         2005           2004
                                                                     -----------    -----------
CASH FLOW FROM OPERATING ACTIVITIES
Net loss                                                             $  (846,224)   $  (855,356)
Adjustments to reconcile net loss to net
     cash provided by (used in) operating activities:
     Depreciation                                                          5,661          5,011
     Changes in operating assets and liabilities:
          Accounts receivable                                              4,578            (89)
          Other current assets                                            (7,900)          --
          Other assets                                                      --           (2,000)
          Accounts payable and accrued expenses                         (113,544)        88,438
                                                                     -----------    -----------
               Net cash (used in) provided by operating activities      (957,429)      (763,996)
                                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
          Purchase of computer equipment                                  (2,852)        (2,692)
                                                                     -----------    -----------
               Net cash used in investing activities                      (2,852)        (2,692)
                                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
          Payables to affiliates, net                                    984,358     (2,048,415)
          Member contribution                                               --        2,728,125
                                                                     -----------    -----------
               Net cash provided by financing activities                 984,358        679,710
                                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH                                           24,077        (86,978)
CASH, beginning of year                                                  118,852        205,830
                                                                     -----------    -----------
CASH, end of year                                                    $   142,929    $   118,852
                                                                     ===========    ===========


SUPPLEMENTAL CASH FLOW INFORMATION
     Cash paid for interest                                          $      --      $      --


                 See accompanying notes to financial statements

                    MARKET WISE STOCK TRADING SCHOOL, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

Note 1 - Nature of Business

Market Wise Stock Trading School, LLC (the "Company"), was formed on August 6, 1997. The Company, headquartered in Boulder, Colorado provides classroom and online training courses in the financial services industry. The Company utilizes various software tools to teach the intricacies of personalized online trading of stocks, options and futures. The Company was formerly a wholly owned subsidiary of TAL Financial Services, LLC. ("TAL"). On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company from TAL.


Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents
-------------------------

The Company considers cash and all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Computer Equipment
------------------

Computer equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three years. Maintenance and repairs are expensed as incurred. Renewals and betterments that materially extend the life of an asset are capitalized.

Revenue Recognition
-------------------

Revenues consist of online and classroom training fees which are recognized as services are rendered and a monthly referral fee which is recognized as earned.

Income Taxes
------------

The Company is not a tax paying entity for federal and state income tax purposes. Accordingly, no provision is made for federal and state income taxes as the taxable income of the Company, if any, is included in the income tax return of its sole member.

Advertising
-----------

The Company expenses advertising costs as incurred. Advertising and promotion expense totaled approximately $160,000 and $391,000 for the years ended December 31, 2005 and 2004, respectively.

Use of Estimates
----------------

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets
-------------------------------

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.


Note 3 - Going Concern Uncertainty

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. At December 31, 2005, the Company's current liabilities of $1,611,073, which includes a $1,564,068 payable to an affiliate, exceed current assets of $152,010. Additionally, at December 31, 2005, the Company has an accumulated deficit of $1,441,479. The Company's continued existence depends upon capital contributions from its sole member. As of February 2006, the Company had ceased receiving the monthly service agreement revenues from an affiliate, leaving the Company with minimal revenues on a go forward basis. The accompanying financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities, which may result from the inability of the Company to continue as a going concern.

Monthly expenses have been reduced by elimination of all personnel and the Company was purchased by Rush Financial Technologies, Inc. ("Rush") on May 17, 2006. Rush management intends to review the operations of the Company and develop a plan to resume training and education services. As of the date of this report, an operating plan is in development. Rush intends to continue supporting the Company until the Company is self sufficient.


Note 4 - Concentration of Credit Risk

The Company has one major related party customer, both entities being wholly owned subsidiaries of the same entity through May 17, 2006. Service revenues from this related party were $600,000 or 68% and $830,000 or 55% of the Company's total revenue for the years ended December 31, 2005 and 2004, respectively. The accounts receivable generated from this related party were netted against the liabilities owed to the related party primarily for cash advances. The Company had a net liability to the related party of approximately $1,564,000 and $580,000 at December 31, 2005 and 2004, respectively.

The relationship and service agreement between the Company and this related party could significantly affect the statements of financial condition, operations and cash flows presented due to the judgment required in estimating the fee for the services provided. During February 2006, the service agreement between the Company and this related party was terminated.


Note 5 - Operating Leases

The Company leased space located in Broomfield, Colorado from a related party (see Note 6 for further information). The lease was initiated in September 2001 and had a 5 year term ending September 30, 2006. In August 2004, the Company elected to break the lease and relocate the Company to Boulder, Colorado. A settlement was negotiated with the landlord requiring 10 monthly payments of $11,400 commencing in August 2004. Accordingly, during 2004 the Company accrued a lease liability of $114,000. The Company made timely payments extinguishing the lease liability in May 2005. The Company was responsible for all property taxes, repairs and utilities on the leased space.

The Company signed a lease for facilities in Boulder, Colorado in October 2004. The initial lease term was for 6 months and commenced on October 1, 2004 with monthly rent of $2,000. The first option to extend had a term of 6 months and commenced on April 1, 2005 with monthly rent of $2,000. The second option to extend had a term of 12 months and commenced on October 1, 2005 with monthly rent of $2,000 plus property taxes, interest and maintenance.

Rent expense under operating leases was approximately $29,000 and $176,000 for the years ended December 31, 2005 and 2004, respectively.

Future minimum lease payments are as follows:

                                                   Future Minimum
                Year Ending                        Lease Payments
                -----------                        --------------
             December 31, 2006                        $18,000


Note 6 - Related Party Transactions

As discussed in Note 5, during 2004 the Company leased office space from a Limited Liability Company partially owned by its former CEO. The Company was obligated under the operating lease between September 2001 and May 2005 for monthly rent, plus real estate taxes, insurance, and maintenance costs. The related party rent expense was approximately $165,000 for the year ended December 31, 2004.

As discussed in Note 4, the Company provides monthly referral services to a related party. Revenues from this related party were $600,000 or 68%, and $830,000 or 55% of the Company's total revenue for the years ended December 31, 2005 and 2004, respectively. The accounts receivable generated from this related party were netted against the liabilities owed to the related party primarily for cash advances. The Company had a net liability to the related party of approximately $1,564,000 and $580,000 at December 31, 2005 and 2004,
respectively.


Note 7 - Subsequent Events


During February 2006, the service agreement between the Company and an affiliate of the Company, which provided a significant amount of revenue to the Company, was terminated.

On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                                  BALANCE SHEET
                                 March 31, 2006
                                   (Unaudited)



Current Assets
       Cash                                                   $   116,562
Computer equipment (net of accumulated depreciation of
       $13,447 as of March 31, 2006)                               14,133
Other assets                                                        2,000
                                                              -----------

Total assets                                                  $   132,695
                                                              ===========

Curent Liabilities
       Accounts payable & accrued expenses                    $     1,732
       Payable to affiliate                                     1,780,470
                                                              -----------

Total current liabilities                                       1,782,202

Commitments and contingencies


Member's deficit                                               (1,649,507)
                                                              -----------

Total liabilities and member's deficit                        $   132,695
                                                              ===========



            See accompanying notes to unaudited financial statements

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                            STATEMENTS OF OPERATIONS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                  2006            2005
                                              ------------    ------------


Revenues                                      $     82,376    $    292,094

Operating expenses
       Employee compensation                       255,993         310,871
       Advertising and promotional                   4,693         149,834
       Occupancy and equipment rental               19,693          96,304
       Depreciation                                  1,452           1,415
       Travel and entertainment                      5,287          49,785
       Other operating expenses                      3,286          13,106
                                              ------------    ------------
Total operating expenses                           290,404         621,315


                                              ------------    ------------
Net loss                                      $   (208,028)   $   (329,221)
                                              ============    ============






            See accompanying notes to unaudited financial statements


                      MARKET WISE STOCK TRADING SCHOOL, LLC
                            STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                                  2006            2005
                                                              ------------    ------------
CASH FLOW FROM OPERATING ACTIVITIES
Net loss                                                      $   (208,028)   $   (329,221)
Adjustments to reconcile net loss to net
       cash (used in) provided by  in operating activities:
           Depreciation                                              1,451           1,415
       Changes in operating assets and liabilities
           Accounts receivable                                       1,181           5,759
           Receivables from affiliates                                --            (8,585)
           Other current assets                                      7,900            --
           Accounts payable and accrued expenses                   (45,273)         30,717
                                                              ------------    ------------
                Net cash used in operating activities             (242,769)       (299,915)
                                                              ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
           Purchase of computer equipment                             --            (1,355)
                                                              ------------    ------------
                Net cash used in investing activities                 --            (1,355)
                                                              ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
           Payables to affiliates, net                             216,402         312,941
                                                              ------------    ------------
                Net cash used in financing activities              216,402         312,941
                                                              ------------    ------------

NET INCREASE (DECREASE) IN CASH                                    (26,367)         11,671
CASH, beginning of period                                          142,929         118,852
                                                              ------------    ------------
CASH, end of period                                           $    116,562    $    130,523
                                                              ============    ============


SUPPLEMENTAL CASH FLOW INFORMATION
       Cash paid for interest                                 $       --      $       --


            See accompanying notes to unaudited financial statements

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS


The financial statements included herein have been prepared by the Company, without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the information furnished in the unaudited financial statements reflects all adjustments which are ordinary in nature and necessary to present fairly the Company's financial position, results of operations and changes in financial position for such interim period. These unaudited interim financial statements should be read in conjunction with the Company's financial statements and the notes thereto as of and for the year ended December 31, 2005.


Note 1 - Nature of Business

Market Wise Stock Trading School, LLC (the "Company"), headquartered in Boulder, Colorado provides classroom and online training courses in the financial services industry. The Company utilizes various software tools to teach the intricacies of personalized online trading of stocks, options and futures.


Note 2 - Going Concern Uncertainty

The accompanying unaudited interim financial statements have been prepared under the assumption that the Company will continue as a going concern. At March 31, 2006, the Company's current liabilities of $1,782,202, which includes a $1,780,470 payable to affiliate, exceed current assets of $116,562. Additionally, at March 31, 2006, the Company has an accumulated deficit of $1,649,507. The Company's continued existence depends upon capital contributions from its sole member. As of February 2006, the Company had ceased receiving the monthly service agreement revenues from an affiliate, leaving the Company with minimal revenues on a go forward basis. The accompanying financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities, which may result from the inability of the Company to continue as a going concern.

Monthly expenses have been reduced by elimination of all personnel and the Company was purchased by Rush Financial Technologies, Inc. ("Rush") on May 17, 2006. Rush management intends to review the operations of the Company and develop a plan to resume training and education services. As of the date of this report, an operating plan is in development. Rush intends to continue supporting the Company until the Company is self sufficient.


Note 3 - Concentration of Credit Risk and Related Party

The Company provides education services to a related party broker dealer. Revenues from this customer were $50,000 or 61% and $150,000 or 51% of the Company's total revenue for the three months ended March 31, 2006 and 2005, respectively. The accounts receivable generated from this related party were netted against the liabilities owed to the related party primarily for cash advances. The Company had a net liability to the customer of approximately $1,780,000 at March 31, 2006. During February 2006, the service agreement between the Company and this related party was terminated.


Note 4 - Subsequent Event

On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.

                          INDEPENDENT AUDITORS' REPORT


To the Member of
Market Wise Securities, LLC

We have audited the accompanying statements of financial condition of Market Wise Securities, LLC (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, changes in member's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Market Wise Securities, LLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ RYAN & JURASKA
Chicago, Illinois
February 16, 2006


                           MARKET WISE SECURITIES, LLC
                        STATEMENTS OF FINANCIAL CONDITION
                        As of December 31, 2005 and 2004

                                                                        2005          2004
                                                                    -----------   -----------
Assets
   Cash                                                             $    32,523   $    46,646
   Receivable from broker dealers                                        13,265        12,950
   Furniture, equipment, and leasehold improvements (net of
         accumulated depreciation and amortization of $270,970
         and $247,129 at December 31, 2005 and 2004, respectively        16,195        40,035
                                                                    -----------   -----------
Total assets                                                        $    61,983   $    99,631
                                                                    ===========   ===========

Liabilities
   Accounts payable & accrued expenses                              $     3,293   $    29,871
                                                                    -----------   -----------
Total liabilities                                                         3,293        29,871
                                                                    -----------   -----------

Equity
   Member's equity                                                       58,690        69,760

                                                                    -----------   -----------
Total liabilities and equity                                        $    61,983   $    99,631
                                                                    ===========   ===========



                 See accompanying notes to financial statements

                           MARKET WISE SECURITIES, LLC
                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2005 and 2004

                                                          December 31,
                                                  ----------------------------
                                                      2005            2004
                                                  ------------    ------------
Revenues
       Other Income                               $        700    $     11,879

                                                  ------------    ------------
                                                           700          11,879
Expenses
       Commissions, execution and exchange fees          2,635           5,343
       Professional fees                                12,022          78,711
       Depreciation and amortization                    23,840          38,153
       Other operating expenses                          3,273           3,862
                                                  ------------    ------------
Total Expenses                                          41,770         126,069

                                                  ------------    ------------
Net (Loss)                                        $    (41,070)   $   (114,190)
                                                  ============    ============




                 See accompanying notes to financial statements

                           MARKET WISE SECURITIES, LLC
                    STATEMENTS OF CHANGES IN MEMBER'S EQUITY
                 For the Years Ended December 31, 2005 and 2004



Balance, January 1, 2004                          $    103,950

        Member's contribution                           80,000

        Net loss                                      (114,190)

                                                  ------------
Balance, December 31, 2004                              69,760

        Member's contribution                           30,000

        Net loss                                       (41,070)

                                                  ------------
Balance, December 31, 2005                        $     58,690
                                                  ============




                 See accompanying notes to financial statements


                           MARKET WISE SECURITIES, LLC
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2005 and 2004

                                                                                  December 31,
                                                                          ----------------------------
                                                                              2005            2004
                                                                          ------------    ------------
CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss                                                                  $    (41,070)   $   (114,190)
Adjustments to reconcile net loss to net
       cash used in operating activities:
           Depreciation and amortization                                        23,840          38,153
           Receivables from brokers, dealers and clearing organizations           (314)            (38)
           Accounts payable and accrued expenses                               (26,579)         16,744
                                                                          ------------    ------------
                Net cash used in operating activities                          (44,123)        (59,331)
                                                                          ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
           Member's capital contribution                                        30,000          80,000
                                                                          ------------    ------------
                Net cash used in financing activities                           30,000          80,000
                                                                          ------------    ------------

NET INCREASE (DECREASE) IN CASH                                                (14,123)         20,669
CASH, beginning of period                                                       46,646          25,977
                                                                          ------------    ------------
CASH, end of period                                                       $     32,523    $     46,646
                                                                          ============    ============


NON-CASH ACTIVITIES

       Cash paid for interest                                             $       --      $       --


                 See accompanying notes to financial statements

                         MARKET WISE SECURITIES, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

Note 1 -Organization and Business

Market Wise Securities, L.L.C. (the "Company"), a Delaware limited liability company, was formed on March 20, 2001. The Company is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. The Company conducts its securities business primarily with institutional and retail customers and introduces that business on a fully disclosed basis to a clearing broker.


Note 2 - Summary of Significant Accounting Policies

a)   Revenue Recognition

     Securities transactions are recorded on a trade date basis, and accordingly, gains and losses are recorded on unsettled transactions.

b)   Depreciation and Amortization

     Furniture and equipment is stated at cost and depreciation is computed using the straight-line method for financial reporting and accelerated methods for income tax purposes. Depreciation expense totaled approximately $23,800 and $38,153 for the years ended December 31, 2005 and 2004, respectively.

c)   Income Taxes

     No provision has been made for federal income taxes as the taxable income or loss of the Company is included in the respective income tax returns of the members.

d)   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


Note 3 - Contingencies

The Company is responsible for any loss, liability, damage, cost or expense incurred or sustained by the clearing agent as a result of the failure of any introduced account to make a timely payment for securities purchased or timely and good delivery of securities sold.

The Company is a defendant in various lawsuits incidental to its securities business. Management of the Company, after consultation with outside legal counsel, believes that the resolution of these various lawsuits will not result in any material adverse effect on the Company.


Note 4 - Net Capital Requirements

The Company is a broker dealer subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1). Under this rule, the Company was required to maintain "net capital" equal to the greater of $5,000 or six and two thirds percent (6 2/3%) of "aggregate indebtedness", as defined. At December 31, 2005 and 2004, the Company had a net capital requirement of $5,000. The Company had net capital of $42,495 and $29,725 as of December 31, 2005 and 2004, respectively.

                           MARKET WISE SECURITIES, LLC
                        STATEMENT OF FINANCIAL CONDITION
                                 March 31, 2006
                                   (Unaudited)



Assets
       Cash                                                           $  35,115
       Account receivable                                                   118
       Furniture, equipment, and leasehold improvements (net of
             accumulated depreciation and amortization of $274,268)      12,896
                                                                      ---------

Total assets                                                          $  48,129
                                                                      =========

Liabilities
       Accounts payable and accrued expenses                          $     200

Commitments and Contingencies

Member's equity                                                          47,929
                                                                      ---------

Total liabilities and equity                                          $  48,129
                                                                      =========




        See accompanying notes to unaudited interim financial statements

                           MARKET WISE SECURITIES, LLC
                            STATEMENTS OF OPERATIONS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                  2006            2005
                                              ------------    ------------

Revenues                                      $        234    $        215

Expenses
       Professional fees                             6,930           5,300
       Occupancy and equipment rental                  767            --
       Depreciation and amortization                 3,298           5,960
       Other operating expenses                       --             5,699
                                              ------------    ------------
Total expenses                                      10,995          16,959


                                              ------------    ------------
Net loss                                      $    (10,761)   $    (16,744)
                                              ============    ============




        See accompanying notes to unaudited interim financial statements


                           MARKET WISE SECURITIES, LLC
                            STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                                             2006          2005
                                                                          ----------    ----------
CASH FLOW FROM OPERATING ACTIVITIES
Net loss                                                                  $  (10,761)   $  (16,744)
Adjustments to reconcile net loss to net
       cash (used in) provided by operating activities:
       Depreciation and amortization                                           3,298         5,960
       Changes in operating assets and liabilities
           Receivables from brokers, dealers and clearing organizations       13,265          (315)
           Accounts receivable                                                  (117)         --
           Accounts payable and accrued expenses                              (3,093)         (288)
                                                                          ----------    ----------
                Net cash (used in) provided by operating activities            2,592       (11,387)
                                                                          ----------    ----------


NET INCREASE (DECREASE) IN CASH                                                2,592       (11,387)
CASH, beginning of period                                                     32,523        46,646
                                                                          ----------    ----------
CASH, end of period                                                       $   35,115    $   35,259
                                                                          ==========    ==========


SUPPLEMENTAL CASH FLOW INFORMATION
       Cash paid for interest                                             $     --      $     --



        See accompanying notes to unaudited interim financial statements

                         MARKET WISE SECURITIES, L.L.C.
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS



The financial statements included herein have been prepared by the Company, without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the information furnished in the unaudited financial statements reflects all adjustments which are ordinary in nature and necessary to present fairly the Company's financial position, results of operations and changes in financial position for such interim period. These unaudited interim financial statements should be read in conjunction with the Company's financial statements and the notes thereto as of and for the year ended December 31, 2005.


Note 1 -Organization and Business

Market Wise Securities, L.L.C. (the "Company"), a Delaware limited liability company, was formed on March 20, 2001. The Company is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. The Company conducts its securities business primarily with institutional and retail customers and introduces that business on a fully disclosed basis to a clearing broker. The Company was formerly a wholly owned subsidiary of TAL Financial Services, LLC. On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.


Note 2 - Contingencies

The Company is responsible for any loss, liability, damage, cost or expense incurred or sustained by the clearing agent as a result of the failure of any introduced account to make a timely payment for securities purchased or timely and good delivery of securities sold.

The Company is a defendant in various lawsuits incidental to its securities business. Management of the Company, after consultation with outside legal counsel, believes that the resolution of these various lawsuits will not result in any material adverse effect on the Company.


Note 3 - Net Capital Requirements

The Company is a broker dealer subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1). Under this rule, the Company was required to maintain "net capital" equal to the greater of $5,000 or six and two thirds percent (6 2/3%) of "aggregate indebtedness", as defined. At March 31, 2006, the Company had a net capital requirement of $5,000 and net capital of $34,914.


Note 4 - Subsequent Events

On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.

           UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited combined pro forma condensed financial information set forth below gives effect to the acquisition of Terra Nova Trading, LLC ("TNT"), Market Wise Stock Trading School, LLC ("MW School") and Market Wise Securities, LLC ("MWS") by Rush Financial Technologies, Inc. ("Rush") as if it had been completed on January 1, 2005, for purposes of the statements of operations, and as if it had been completed on March 31, 2006, for balance sheet purposes. The unaudited combined pro forma condensed financial statements are derived from the historical financial statements of TNT, MW School, MWS and Rush.

Rush will account for the acquisition under the purchase method of accounting. Accordingly, Rush will establish a new basis for the subsidiaries' assets and liabilities based upon the fair values thereof and the Rush purchase price, including costs of the acquisition. The purchase accounting adjustments made in connection with the development of the unaudited combined pro forma condensed financial statements are preliminary and have been made solely for the purposes of developing such pro forma financial information and are based upon the assumptions described in the notes hereto. The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies, nor any adjustments to expenses for any future operating changes. Rush may incur integration-related expenses not reflected in the pro forma financial statements such as the elimination of duplicate facilities, operational realignment and workforce reductions. The following unaudited combined pro forma condensed financial information is not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been completed on the dates discussed above.

Rush is unaware of events, other than those disclosed in the accompanying notes, that would require a material change to the preliminary purchase price allocation. However, a final determination of the required purchase accounting adjustments will be made within periods prescribed in accordance with generally accepted accounting principles. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the acquisition took place.


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
              UNAUDITED COMBINED PRO FORMA CONDENSED BALANCE SHEET
                              As of March 31, 2006

                                                              Historical
                                       ---------------------------------------------------------
                                                      Market Wise    Wire Stock   Rush Financial
                                        Terra Nova    Securities,     Trading     Technologies,           Pro Forma
                                       Trading, LLC       LLC       School, LLC        Inc.       Note   Adjustments       Total
                                       ------------   -----------   -----------   --------------  ----  ------------   ------------
Assets
  Cash                                 $  1,410,925   $    35,115   $   116,562   $      119,138   2       7,561,563   $  9,243,303
  Cash segregated in compliance
   with federal regulataions            124,870,655          --            --               --     3        (102,726)   124,767,929
  Restricted cash                              --            --            --         28,207,000   2     (28,207,000)          --
  Receivables from brokers               17,393,887          --            --               --                  --       17,393,887
  Receivables from customers             54,176,892          --            --               --                  --       54,176,892
  Receivables from non customers            323,849          --            --               --                  --          323,849
  Accounts receivable                     1,631,980           118          --             97,703                --        1,729,801
  Receivables affiliates                  1,780,470          --            --               --     3      (1,780,470)          --
  Prepaid expenses and other                  4,666          --            --             68,612                --           73,278
                                       ------------   -----------   -----------   --------------        ------------   ------------
Current assets                          201,593,324        35,233       116,562       28,492,453         (22,528,633)   207,708,939

  Fixed assets, net                         696,015        12,896        14,133           92,653                --          815,697
  Capitalized software, net                    --            --            --            541,753   5       1,000,000      1,541,753
  Intangibles, net                             --            --            --            122,989   5       5,000,000      5,122,989
  Goodwill                                     --            --            --               --     2,5    11,922,150     11,922,150
  Other assets                                 --            --           2,000          106,823                --          108,823
  Acquisition costs                            --            --            --            611,936   2        (611,936)          --
                                       ------------   -----------   -----------   --------------        ------------   ------------
Total assets                            202,289,339        48,129       132,695       29,968,607          (5,218,419)   227,220,351
                                       ============   ===========   ===========   ==============        ============   ============

Liabilities
  Line of credit                         19,966,067          --            --               --                  --       19,966,067
  Note Payable                                 --            --            --             55,327                --           55,327
  Payables to brokers                     3,666,034          --            --               --                  --        3,666,034
  Payables to customers                 163,874,977          --            --               --     3        (102,726)   163,772,251
  Payables to non-customers                 260,612          --            --               --                  --          260,612
  Accounts payable & accrued
   expenses                               5,099,099           200         1,732        2,676,101   2         180,955      7,958,087
  Accrued preferred stock dividend             --            --            --            224,762                --          224,762
  Payable to affiliate                         --            --       1,780,470             --     3      (1,780,470)          --
  Preferred stock subscribed                   --            --            --         28,207,000   2     (28,207,000)          --
  Liabilities acquired in 2001
   acquisition                                 --            --            --            332,098                --          332,098
  Convertible notes payable, net               --            --            --            607,173                --          607,173
                                       ------------   -----------   -----------   --------------        ------------   ------------
Total current liabilities               192,866,789           200     1,782,202       32,102,461         (29,909,241)   196,842,411

  Convertible bonds payable, net               --            --            --            332,581                --          332,581
                                       ------------   -----------   -----------   --------------        ------------   ------------
Total liabilities                       192,866,789           200     1,782,202       32,435,042         (29,909,241)   197,174,992
                                       ------------   -----------   -----------   --------------        ------------   ------------

Equity
  Preferred stock - cumulative                 --            --            --            140,630                --          140,630
  Preferred stock - convertible
   cumulative                                  --            --            --            519,800                --          519,800
  Preferred stock - convertible
   non-cumulative                              --            --            --               --     2         350,000        350,000
  Member's equity                         9,422,550        47,929    (1,649,507)            --            (7,820,972)          --
  Common stock                                 --            --            --            374,714                --          374,714
  Additional paid in capital                   --            --            --         18,587,053   2,4    32,161,794     50,748,847
  Accumulated deficit                          --            --            --        (22,088,632)               --      (22,088,632)
                                       ------------   -----------   -----------   --------------        ------------   ------------
Total equity                              9,422,550        47,929    (1,649,507)      (2,466,435)         24,690,822     30,045,359
                                       ------------   -----------   -----------   --------------        ------------   ------------
Total liabilities and equity           $202,289,339   $    48,129   $   132,695   $   29,968,607        $ (5,218,419)  $227,220,351
                                       ============   ===========   ===========   ==============        ============   ============


        See the acompanying notes to the unaudited combined pro forma condensed financial statements

                                             F-38

                                   RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                             UNAUDITED COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                              Year Ended December 31, 2005


                                                  Market Wise     Market Wise    Rush Financial
                                   Terra Nova     Securities,    Stock Trading    Technologies,          Pro Forma
                                  Trading, LLC        LLC         School, LLC         Inc.       Note   Adjustments        Total
                                  ------------   ------------    ------------    --------------  ----  ------------    ------------
Revenues
  Commissions and fees            $ 34,343,258           --      $    880,031    $    2,232,099    3   $   (612,543)   $ 36,842,845
  Interest                           6,553,431           --              --              13,258                --         6,566,689
  Software license fees                   --             --              --               6,725                --             6,725
  Realized gain from sale of
   securities                        4,331,319           --              --                --                  --         4,331,319
  Other income                         474,223            700            --              93,501                --           568,424
                                  ------------   ------------    ------------    --------------        ------------    ------------
                                    45,702,231            700         880,031         2,345,583            (612,543)     48,316,002
Expenses
  Commissions, execution and
   exchange fees                    15,252,974          2,635            --           1,138,998     3       (12,543)     16,382,064
  Employee compensation              9,288,170           --         1,187,117         1,631,521                --        12,106,808
  Quotations and market data         5,834,825           --            15,346           268,947                --         6,119,118
  Interest expense                   3,159,641           --              --                --                  --         3,159,641
  Advertising and promotional        1,878,925           --           159,338           413,633     3      (600,000)      1,851,896
  Professional fees                  1,593,558         12,022          85,662           332,499                --         2,023,741
  Communications and information
   technology                          703,981           --            41,391           177,144                --           922,516
  Occupancy and equipment rental       552,837           --           129,953           272,222                --           955,012
  Depreciation and amortization        482,426         23,840           5,661           613,964     5     2,000,000       3,125,891
  Travel and entertainment             431,016           --           101,787              --                  --           532,803
  Bad debts                            376,820           --              --                --                  --           376,820
  Other operating expenses           1,524,431          3,273            --             135,859                --         1,663,563
  Impairment of goodwill and
   intangibles                            --             --              --             420,245                --           420,245

                                  ------------   ------------    ------------    --------------        ------------    ------------
Total expenses                      41,079,604         41,770       1,726,255         5,405,032           1,387,457      49,640,118

Operating income (loss)              4,622,627        (41,070)       (846,224)       (3,059,449)         (2,000,000)     (1,324,116)

Other income (expense)
  Interest expense                        --             --              --            (120,882)               --          (120,882)

                                  ------------   ------------    ------------    --------------        ------------    ------------
Net income (loss)                 $  4,622,627   $    (41,070)   $   (846,224)   $   (3,180,331)       $ (2,000,000)   $ (1,444,998)
                                  ============   ============    ============    ==============        ============    ============


Beneficial conversion feature on preferred stock warrants                                  --       4                   (15,903,307)

Dividends on preferred stock                                                            (59,439)                            (59,439)
                                                                                 --------------                        ------------

Net loss attributable to common shareholders                                     $   (3,239,770)                       $(17,407,744)
                                                                                 ==============                        ============

Basic and diluted net loss per share attributable to common shareholders         $        (0.10)                       $      (0.56)
                                                                                 ==============                        ============

Weighted average common shares outstanding, basic and diluted                        31,053,140                          31,053,140
                                                                                 ==============                        ============

              See the acompanying notes to the unaudited combined pro forma condensed financial statements

                                                    F-39

                                   RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                             UNAUDITED COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                            Three Months Ended March 31, 2006


                                                  Market Wise     Market Wise    Rush Financial
                                   Terra Nova     Securities,    Stock Trading    Technologies,          Pro Forma
                                  Trading, LLC        LLC         School, LLC         Inc.       Note   Adjustments        Total
                                  ------------   ------------    ------------    --------------  ----  ------------    ------------
Revenues
  Commissions and fees            $  7,994,602   $       --      $     50,000    $      666,576    3   $   (109,871)   $  8,601,307
  Interest                           2,602,152           --              --               4,744                --         2,606,896
  Software license fees                606,345           --              --               1,720                --           608,065
  Other income                          67,216            234          32,376            15,098                --           114,924

                                  ------------   ------------    ------------    --------------        ------------    ------------
                                    11,270,315            234          82,376           688,138            (109,871)     11,931,192
Expenses
  Commissions, execution and
   exchange fees                     2,784,954           --              --             326,963    3        (59,871)      3,052,046
  Employee compensation              2,877,221           --           255,993           397,310                --         3,530,524
  Quotations and market data         1,740,783           --              --             128,327                --         1,869,110
  Interest expense                   1,295,101           --              --                --                  --         1,295,101
  Advertising and promotional          279,104           --             4,693              --      3        (50,000)        233,797
  Professional fees                    237,942          6,930            --              97,027                --           341,899
  Communications and information
   technology                          544,547           --              --              47,614                --           592,161
  Occupancy and equipment rental       106,939            767          19,693            63,197                --           190,596
  Depreciation and amortization        114,621          3,298           1,452           105,714    5        500,000         725,085
  Travel and entertainment              35,364           --             5,287              --                  --            40,651
  Other operating expenses             335,985           --             3,286            31,258                --           370,529

                                  ------------   ------------    ------------    --------------        ------------    ------------
Total expenses                      10,352,561         10,995         290,404         1,197,410             390,129      12,241,499

Operating income (loss)                917,754        (10,761)       (208,028)         (509,272)           (500,000)       (310,307)

Other income (expense)
  Interest expense                        --             --              --             (47,333)               --           (47,333)

                                  ------------   ------------    ------------    --------------        ------------    ------------
Net income (loss)                 $    917,754   $    (10,761)   $   (208,028)   $     (556,605)       $   (500,000)   $   (357,640)
                                  ============   ============    ============    ==============        ============    ============


Dividends on preferred stock                                                            (14,860)                            (14,860)
                                                                                 --------------                        ------------

Net loss attributable to common shareholders                                     $     (571,465)                       $   (372,500)
                                                                                 ==============                        ============

Basic and diluted net loss per share attributable to common shareholders         $        (0.02)                       $      (0.01)
                                                                                 ==============                        ============

Weighted average common shares outstanding, basic and diluted                        37,474,489                          37,474,489
                                                                                 ==============                        ============

              See the acompanying notes to the unaudited combined pro forma condensed financial statements

                                                    F-40

               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
      NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS


(1) The Company completed the acquisition of Terra Nova Trading, LLC, Market Wise Securities, LLC, and Market Wise Stock Trading School, LLC on May 17, 2006 (see section "Item 2.01 (Completion of Acquisition or Disposition of Assets"). Proceeds from the sale of preferred stock in May 2006 were used to fund this acquisition, in addition to funding general corporate purposes of the Company. The Unaudited Combined Pro Forma Condensed Financial Statements reflect the sale of the Series E Convertible Preferred Stock ("Series E Preferred") and the acquisition as if they had occurred at March 31, 2006 for the Unaudited Combined Pro Forma Condensed Balance Sheet and at January 1, 2005 for the Unaudited Combined Pro Forma Condensed Statements of Operations.

(2) The Company issued $35,000,000 in Series E Preferred shares and detached warrants. Fees associated with the issuance, including commissions, were $2,488,206. The Company also issued approximately 14,462,000 underwriter warrants with a fair value of $2,980,422 recorded in additional paid in capital. These warrants were valued using the Black Scholes model with the following assumptions: expected volatility of 88%, no dividend yield, risk free interest rate of 5.19% and an expected life of 5 years.

The Company paid $25,000,000 in cash for the Subsidiaries. Additionally, the Company paid $275,068 in acquisition related legal and accounting fees, severance expenses of $250,000 and $218,054 of other acquisition costs.

(3) To eliminate intercompany transactions.

(4) The issuance of warrants related to the Series E Preferred resulted in a beneficial conversion feature with a pro forma value of $15,903,307. The warrant conversion feature is contingent upon increasing of the number of authorized common shares by the shareholders. As this authorization is probable, the beneficial conversion amount was recorded as of January 1, 2005.

(5) On a pro forma basis, goodwill increased by $11,922,150 as a result of the acquisition. The increase of $5,000,000 in intangible assets was attributed to the value of trademarks, customer lists and websites. The increase of $1,000,000 in capitalized software costs was attributed to the value of internally developed software. These amounts (excluding goodwill) are amortized ratably over twelve equal quarters on the Unaudited Combined Pro Forma Condensed Statement of Operations.


           Cash Paid                                       $ 25,000,000

           Acquisition costs
                   Accounting and legal                         275,068
                   Severance liability                          250,000
                   Other                                        218,054
                                                           ------------
                        Total acquisition costs                 743,122

                                                           ------------
           Total purchase price                            $ 25,743,122
                                                           ============

           Fair value of assets acquired
                   Net working capital                     $  7,097,928
                   Fixed assets and capitalized software      1,723,044
                   Intangibles                                5,000,000
                   Goodwill                                  11,922,150

                                                           ------------
           Total net assets acquired                       $ 25,743,122
                                                           ============


                                      F-41